                              ACQUISITION AGREEMENT


         THIS ACQUISITION AGREEMENT (the "Agreement") is entered into this 30th day of December, 1999 by and between Thesseus International Asset Fund N.V., a Netherlands Antilles corporation with a place of business at Zeelandia Office Part, 16 Kaya W.F.G (Jombi) Mensing, Curacao, Netherlands Antilles ("Thesseus"), and Thesseus Holdings, Inc., a Nevada corporation with a place of business at 625 Howe Street, Suite 1530, Vancouver, British Columbia V6C 2T6 (the "Company").

                                    RECITALS

         WHEREAS, Thesseus is a closed-end investment fund which seeks to achieve long-term capital appreciation by blending value-based investment principles with venture capital techniques; and

         WHEREAS, Thesseus owns and holds the following portfolio interests: (a) in Brunswick Capital Partners, Inc., a South Dakota corporation ("BCP"), shares of preferred stock convertible into 40% of the shares of common stock of BCP on a fully-diluted basis (the "BCP Shares"); and (b) in InfoBase Direct Marketing Services, Inc., a Nevada corporation ("IDMS"), shares of preferred stock convertible into 49% of the shares of common stock of IDMS on a fully-diluted basis (the "IDMS Shares"; collectively, with the BCP Shares, the "Portfolio Shares"); and

         WHEREAS, Thesseus has determined to transfer the Portfolio Shares into a wholly-owned subsidiary in order to facilitate further investments by it; and

         WHEREAS, Thesseus has created the Company as its wholly-owned subsidiary in order to hold the Portfolio Shares; and

         WHEREAS, the Company desires to acquire the Portfolio Shares from Thesseus in exchange for the issuance of shares of its common stock (the "Common Shares") to Thesseus, and Thesseus desires to transfer the Portfolio Shares to the Company in exchange for the Common Shares, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below, it is therefore agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1. Currency; Certain Definitions. Unless otherwise indicated, all currency figures in this Agreement are denominated in U.S. dollars. Capitalized terms used, but not defined elsewhere, in this Agreement are defined as follows:

                  1.1 "Affiliate" of a Person means another Person (a) directly or indirectly controlling, controlled by, or under common control with, such Person (for this purpose, "control" of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such Person by or through the ownership of, or right to vote, or direct the manner of voting of, securities of such Person, or pursuant to agreement or Law or otherwise) or
(b) who is a director or officer of a corporation, general partner of a partnership, manager of a limited liability company, trustee of a trust or other Person who exercises managerial authority with respect to the subject Person; or
(c) who owns (or has the discretionary right to acquire) 10% or more of the equity interests (including without limitation capital stock or partnership, membership or beneficial interests) of the subject Person.

                  1.2 "BCP" means Brunswick Capital Partners, Inc., a South Dakota corporation, and any permitted successor thereto.

                  1.3 "BCP Shares" means the 490 shares of preferred stock of BCP owned and held by Thesseus, which shares are convertible into 40% of the shares of common stock of BCP on a fully-diluted basis, and are otherwise governed by the BCP Statement of Rights and Preferences.

                  1.4 "BCP Statement of Rights and Preferences" means the Statement of Rights and Preferences governing the BCP Shares as filed with the South Dakota Secretary of State, a copy of which is attached hereto as Exhibit "A".

                  1.5 "Common Shares" means the 1,000 Common Shares of the Company, par value $0.001, to be acquired by Thesseus.

                  1.6 "Consent" means any approval, authorization, consent or ratification by or on behalf of any Person that is not a party to this Agreement, or any waiver of, or exemption or variance from, any License or Order.

                  1.7 "Contract" means any written or oral contract, agreement, arrangement or understanding, including without limitation any loan agreement or indenture, purchase, sales, supply or service order or agreement, real property, equipment or other lease, or license of trade rights, to which Thesseus or the Company is a party or by which Thesseus, the Company or any of their respective assets are bound.

                  1.8 "Governing Document" means (a) the articles of association or certificate of incorporation (including any restatement, amendment or correction thereof or any certificate of designation thereunder) and the by-laws of a corporation, and any agreement between any shareholders thereof with respect to the voting or disposition of, or right to receive dividends or other distributions with respect to, the capital stock of such corporation; (b) the articles or certificate and the partnership agreement of a partnership; (c) the articles of organization and operating agreement of a limited liability company; (d) the trust agreement of a trust; and (e) any similar agreement, certificate or other document, whether or not filed or required to be filed with a Governmental Authority, governing or relating to the organization, management or ownership of any Person.

                  1.9 "Governmental Authority" means any federal, state, local or foreign government or governmental authority, agency or instrumentality, or any court of competent jurisdiction.

                  1.10 "IDMS" means InfoBase Direct Marketing Services, Inc., a Nevada corporation, and any permitted successor thereto.

                  1.11 "IDMS Shares" means the 4,900 shares of preferred stock of IDMS, which shares are convertible into 40% of the shares of common stock of IDMS on a fully-diluted basis, and are otherwise governed by the IDMS Statement of Rights and Preferences.

                  1.12 "IDMS Statement of Rights and Preferences" means the Statement of Rights and Preferences governing the IDMS Shares as filed with the Nevada Secretary of State, a copy of which is attached hereto as Exhibit "B".

                  1.13 "Law" means any statute, rule, regulation or ordinance of any Governmental Authority.

                  1.14     "Lease" means a lease of real property.

                  1.15 "License" means any license, permit, certification, qualification or franchise issued or granted by any Governmental Authority.

                  1.16 "Lien" means any security interest, conditional sale or other title retention agreement, mortgage, pledge, lien, charge, encumbrance or other adverse claim or interest.

                  1.17 "Order" means any judgment, order, writ, decree, award, directive, ruling or decision of any Governmental Authority.

                  1.18 "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, Governmental Authority, or any group of the foregoing acting in concert.

                  1.19 "Portfolio Shares" means, collectively, the BCP Shares and the IDMS Shares.

                  1.20 "Proceeding" means any action, suit, investigation, audit or other proceeding, at law or in equity, before or by any Taxing Authority or Governmental Authority.

                  1.21 "Tax" means any tax, fee, levy, assessment or other governmental charge imposed by any Taxing Authority (including without limitation any income, franchise, gross receipts, property, sales, use, excise, services, value added, ad valorem, withholding, social security, estimated, accumulated earnings, transfer, gains, license, privilege, payroll, profits, capital stock, employment, unemployment, severance, stamp, occupancy, customs or occupation tax), and any interest, additions to tax and penalties in connection therewith.

                  1.22 "Taxing Authority" means the U.S. Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Tax.

                  1.23 "Tax Return" means any return, amended return, declaration, report, estimate, information return or statement regarding Taxes which is filed or required to be filed under applicable Law, whether on a consolidated, combined, unitary or separate basis or otherwise.

                  1.24 "Transaction Document" means this Agreement and each other agreement, instrument or other document being entered into by the Company or Thesseus or any related party at or in connection with the transaction contemplated hereby.


                                   ARTICLE II

                ACQUISITION OF PORTFOLIO SHARES AND COMMON SHARES

         2.1 Acquisition of Portfolio Shares. Upon the execution of this Agreement, subject to the terms and conditions set forth herein, Thesseus shall sell, assign, transfer and deliver the Portfolio Shares to the Company, and the Company shall acquire the Portfolio Shares from Thesseus.

         2.2 Acquisition of Common Shares. Upon the execution of this Agreement, in consideration for the transfer of the Portfolio Shares to the Company, the Company shall sell, assign, transfer and otherwise convey to Thesseus, and Thesseus shall subscribe for, one thousand (1,000) Common Shares of the Company.

         2.3. Acquisition Price. The Acquisition Price for the Portfolio Shares, and for the Common Shares, shall be equal to the aggregate book value of the Portfolio Shares on December 30, 1999, and shall in each case be satisfied by delivery of the respective Shares to its transferee in accordance with the terms of this Agreement.

         2.4 Transactions. All of the transactions contemplated by this Agreement are to take place upon the execution of this Agreement, with the exception of those set forth in Article VI hereof, and are intended by the parties to be consummated concurrently; and if any such transaction is not consummated as provided herein, the parties shall take all actions necessary to dissolve and invalidate all other such transactions as if none of such transactions had been consummated.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THESSEUS

         Thesseus hereby represents and warrants to the Company as follows:

         3.1 Organization. Thesseus is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands Antilles and has full power and authority to own its assets and carry on its business in the manner and places where such assets are now owned and such business is now being conducted.

         3.2 Power and Authority. Thesseus has full legal capacity, power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to assume and perform its obligations hereunder and thereunder. This Agreement and each other Transaction Document to which Thesseus is a party has been duly executed and delivered by Thesseus, and this Agreement and each other Transaction Document to which Thesseus is a party is, a legally valid and binding obligation of Thesseus, enforceable against Thesseus in accordance with its respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles limiting the availability of certain remedies.

         3.3 Absence of Conflict. The execution and delivery of this Agreement and each other Transaction Document to which it is a party do not, and the performance by Thesseus of its obligations hereunder or thereunder, will not, (i) violate any provision of the Governing Documents of Thesseus, or (ii) conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person under, or result in the creation or imposition of any Lien upon Thesseus.

         3.4 Consents. No Consent of, or notice to, any Person is required as to Thesseus in connection with the execution and delivery of this Agreement or any other Transaction Document by Thesseus or the performance of its obligations hereunder or thereunder, where the failure to obtain such Consent or give such notice would have an adverse effect upon Thesseus or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby.

         3.5 Litigation. No Proceeding is pending or threatened against or affecting Thesseus in which an unfavorable outcome would have a material adverse effect upon Thesseus or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. Thesseus has not received any notice of or, to its knowledge, is in default in respect of any Order, nor is there any such Order enjoining Thesseus in respect of, or the effect of which is to prohibit or curtail the performance of, the obligations of Thesseus hereunder or under any other Transaction Document.

         3.6 Title to Portfolio Shares; Rights and Preferences. Thesseus is the owner of the Portfolio Shares, and such Shares are duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens whatsoever. With respect to each of the BCP and IDMS Statements of Rights and Preferences attached hereto as Exhibits "A" and "B", respectively, (a) such document is a true and correct copy of the document on file with the relevant Governmental Authority, (b) there has been no amendment or other document relating to or affecting such Statement filed with such Governmental Authority, and (c) to the knowledge of Thesseus, no action has been taken by either BCP or IDMS, its stockholders, directors or officers in contemplation of the filing of any such amendment or other document.

         3.7 Brokers or Finders. Neither Thesseus nor any Affiliate has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation from the Company relating to any such employment or engagement by Thesseus or any Affiliate of Thesseus.

         3.8 Investment Intent. Thesseus is acquiring the Common Shares for investment, for its own account, and not with a view to, or for resale in connection with, any distribution thereof, nor with any current intention of distributing the Securities in violation of the securities laws of the United States or any foreign jurisdiction.

         3.9 No Misrepresentation by Thesseus. No representation, warranty or statement by Thesseus in this Agreement or in any certificate, exhibit or schedule furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Thesseus as follows:

         4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full power and authority to own its assets and carry on its business in the manner and places where such assets are now owned and such business is now being conducted.

         4.2 Power and Authority. The Company has full legal capacity, power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to assume and perform its obligations hereunder and thereunder. This Agreement and each other Transaction Document to which the Company is a party has been duly executed and delivered, and this Agreement and each other Transaction Document to which the Company is a party is, a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles limiting the availability of certain remedies.

         4.3 Absence of Conflict. The execution and delivery of this Agreement and each other Transaction Document to which it is a party do not, and the performance by the Company of its obligations hereunder and thereunder will not, violate any provision of the Governing Documents of the Company and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person, or result in the creation or imposition of any Lien upon the Company or any of its assets or the acceleration of the maturity or date of payment or other performance of any obligation of the Company by reason of the terms of, any agreement, indenture, instrument, license, lease, Lien or Order to which the Company is a party or is subject or which is or purports to be binding upon it.

         4.4 Consents. No Consent of, or notice to, any Person is required as to the Company in connection with the execution and delivery by the Company of this Agreement or any other Transaction Document or the performance of the obligations of the Company hereunder or thereunder, where the failure to obtain such Consent or give such notice would have an adverse effect upon the Company, or its assets or business or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby.

         4.5 Litigation. No Proceeding is pending or, to the best of the Company's knowledge, threatened against or affecting the assets, operations or financial or other condition of the Company in which an unfavorable Order would prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. The Company is not in default in respect of any Order, nor is there any such Order enjoining the Company in respect of, or the effect of which is to prohibit or curtail the Company's performance of its obligations hereunder or under any other Transaction Document.

         4.6 Authorized Capital. The entire authorized capital of the Company currently consists of the following: 1,000,000 shares of common stock, par value $0.001, of which 1,000 Common Shares are to be issued and outstanding in the name of Thesseus upon execution of this Agreement. All such Common Shares are duly authorized, validly issued, fully paid and nonassessable. No shares of common stock of the Company are reserved for issuance, and there are no agreements, commitments or arrangements providing for the issuance or sale of any capital stock or other interest of the Company, or any issued or outstanding options, warrants or rights to purchase, or any security or instrument convertible into or exchangeable for, any capital stock or other interest of the Company.

         4.7 No Undisclosed Liabilities. The Company is newly formed, and has not engaged in business other than to establish its operations. The Company does not have any liabilities or obligations of any kind, whether known or unknown, or whether absolute, accrued, contingent, matured or otherwise, whether due or to become due except liabilities or obligations that arose in the ordinary course of business in establishing such operations.

         4.8 Assets and Material Contracts. Other than this Agreement and the assets to be acquired hereby, the Company currently has no material contracts (including, without limitation, employment or other labor agreements, benefits arrangements and policies of insurance) and has no material assets.

         4.9 Compliance with Law. The Company has all Licenses and all Consents of Governmental Authorities required by applicable Law for it to conduct its business. All such Licenses and Consents are in full force and effect and the Company has not received notice of any pending cancellation or suspension thereof nor, to the best of the Company's knowledge, is any pending cancellation or suspension thereof threatened. The Company is in compliance in all material respects with each Law applicable to it. The Company has not received any notice of violation of any Law or Order.

         4.10 Tax. No Tax Returns of or relating to the Company have been filed. No Taxing Authority has asserted any claim that could result in the imposition of any Tax for which the Company is or may be liable or that could adversely affect the Tax liability of the Company. There is no pending Proceeding relating to any Tax for which the Company is or may be liable or that could adversely affect any Tax liability of the Company and, to the best of the Company's knowledge, no Taxing Authority is contemplating such a Proceeding or adjustment. The Company is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.

         4.11 Brokers or Finders. Neither the Company nor any Affiliate thereof has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation from Thesseus relating to any such employment or engagement by the Company or any Affiliate thereof.

         4.12 Investment Intent. The Company is acquiring the Portfolio Shares for investment, for its own account, and not with a view to, or for resale in connection with, any distribution thereof, nor with any current intention of distributing the Note, or any portion thereof, in violation of the securities laws of the United States or any foreign jurisdiction.

         4.13 No Misrepresentation by the Company. No representation, warranty or statement by the Company in this Agreement or in any certificate, exhibit or schedule furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.


                                    ARTICLE V

                              DELIVERY OF DOCUMENTS

         5.1 Deliveries by the Company. Upon execution of the Agreement, the Company shall deliver to Thesseus a certificate in the name of Thesseus representing the Common Shares.

         5.2 Deliveries by Thesseus. Upon execution of this Agreement, Thesseus shall deliver to the Company the certificates representing the Portfolio Shares, duly endorsed in favor of the Company or with a duly executed blank stock power in its favor.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

         6.1 Confidentiality. From and after the execution of this Agreement, the parties hereto shall keep absolutely confidential all information relating to or concerned with the Company or the investment of Thesseus therein. The parties shall not, at any time after the date hereof, use or disclose to any Person any such information without the written consent of all other parties, except as may be required by Law (in which case the party shall promptly give notice to the other parties of any demand, subpoena, order or other legal process requiring disclosure, in order to permit such parties to seek an appropriate protective order or other confidential treatment of such information).

         6.2 Keeping of Books and Records; Inspection thereof. The Company shall keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles consistently applied, reflecting all of its financial transactions. The Company shall permit and direct Thesseus, or any agents or representatives thereof, at any reasonable time and from time to time upon reasonable prior notice, to examine and make copies of and abstracts from the Company's records and books of account, to visit and inspect the Company's properties and it discuss the Company's affairs, finances and accounts with any of the directors, officers, employees or other representatives of the Company.

         6.3 Cooperation in Regulatory Filings. The Company shall provide all reasonable cooperation to Thesseus and its authorized representatives in the preparation and making of any necessary regulatory filings with any Governmental Authority.

         6.4 Public Announcements. Neither Thesseus nor the Company shall make or permit any Affiliate thereof to make, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of the other party (which consent shall not be unreasonably withheld), unless such announcement is required by Law, in which case the other parties shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 Indemnification by the Company. From and after the execution of this Agreement, the Company shall indemnify and defend Thesseus against, and hold Thesseus harmless from, and will pay to Thesseus the amount of, any loss, claim, liability, obligation, damage or expense (including without limitation attorneys' and consultants' fees and disbursements and expenses of investigating, defending and prosecuting) which Thesseus or any shareholder, director, officer, member, manager, employee or agent of Thesseus may suffer or incur (including without limitation incidental to any claim or any Proceeding against Thesseus or any shareholder, director, officer, member, manager, employee or agent of Thesseus) based upon or resulting from:

                  (a) the breach or inaccuracy of any representation or warranty made by the Company herein or pursuant hereto; or

                  (b) the failure of the Company to perform or to comply with any covenant or condition required of the Company to be performed or complied with hereunder.

         7.2 Indemnification by Thesseus. From and after the execution of this Agreement, Thesseus shall indemnify and defend the Company against, and hold the Company harmless from, and will pay to the Company the amount of, any loss, claim, liability, obligation, damage or expense (including without limitation attorneys' and consultants' fees and disbursements and expenses of investigating, defending and prosecuting) which the Company may suffer or incur (including without limitation incidental to any claim or any Proceeding against the Company) based upon or resulting from:

                  (a) the breach or inaccuracy of any representation or warranty made by Thesseus herein or pursuant hereto; or

                  (b) Thesseus's failure to perform or to comply with any covenant or condition required of Thesseus to be performed or complied with hereunder.

         7.3      Indemnification Procedures.

                  (a) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding by a third party subject to Sections
7.1 or 7.2 above, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this
Article VII, give written notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder, provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

                  (b) In case any Proceeding is brought against an indemnified party, and provided that proper notice is duly given, the indemnifying party shall assume the defense thereof insofar as such Proceeding involves any loss, liability, claim, obligation, damage or expense in respect of which indemnification may be sought hereunder, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the latter as a result of the settlement or compromise thereof (without the written consent of the indemnifying party). If the indemnifying party shall assume the defense of a Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense.

                  (c) If both the indemnifying party and the indemnified party are named as parties in or are subject to a Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred by the indemnified party in such defense; provided, however, that the indemnifying party shall not be liable for such expense on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such indemnified party in connection with any Proceeding or separate Proceedings in the same jurisdiction arising out of or based upon substantially the same allegations or circumstances.

                  (d) No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover the entire cost and expense thereof, including without limitation reasonable attorneys' fees and disbursements and all amounts paid and foregone as a result of such Proceeding, or the settlement or compromise thereof, from the indemnifying party. The indemnification required shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

         7.4 Survival of Representations and Warranties. The representations and warranties of each party herein shall, notwithstanding any investigation or inquiry made by the other party, continue until the later of three years after the execution of this Agreement or until the expiration of the applicable statute of limitations. Any claim for indemnification under Section
7.1 (a) or Section 7.2 (a) shall be made within the applicable survival period set forth in this Section 7.4.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Limitation of Authority. No provision hereof shall be deemed to create any partnership, joint venture or joint enterprise or association between the parties hereto, or to authorize or to empower either party hereto to act on behalf of, obligate or bind the other party hereto.

         8.2 Fees and Expenses. Each party hereto shall bear such costs, fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby.

         8.3 Notices. Any notice or demand required or permitted to be given or made hereunder to or upon either party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, facsimile transmission, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage paid first-class mail, to such party at the its address first set forth above, or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause
(a)(i), the date of the receipt; in the case of clause (a)(ii), five business days after such notice or demand is sent; and, in the case of clause (b), the business day next following the date such notice or demand is sent.

         8.4 Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signing by or on behalf of the parties hereto.

         8.5 Waiver. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

         8.6 Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Nevada, without regard to principles of choice of law or conflict of laws.

         8.7 Remedies. In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages; provided, however, that the indemnification provisions of Article 10 shall be the sole and exclusive remedy with respect to claims for monetary damages.

         8.8 Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

         8.9 Further Assurances. Each party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

         8.10 Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned, whether by operation of law, merger, consolidation or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void and without effect.

         8.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

         8.12 Incorporation by Reference. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated in their entirety herein by this reference.

         8.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date first above written.


THESSEUS INTERNATIONAL                 THESSEUS HOLDINGS, INC.
ASSET FUND N.V.


By:                                    By:
   -------------------------           -----------------------------
   Jason Galanis                       Barry Feiner
   Its Secretary                       Its President



ATTACHMENTS:

Exhibit "A"                BCP Statement of Rights and Preferences
Exhibit "B"                IDMS Statement of Rights and Preferences


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